                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K/A

        AMENDING THE CURRENT REPORT ON FORM 8-K FILED DECEMBER 12, 1995 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)       December 12, 1995
                                                  ------------------------------
                            DANIEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                         1-6098                      74-1547355
-----------------------------  --------------------------    ----------------------------
 (State of other juris-                (Commission                  (IRS Employer
diction of incorporation)              File Number)               Identification (No.)

   9753 Pine Lake Drive, Houston, Texas                            77055
-------------------------------------------                  ------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code        (713) 467-6000
                                                       ---------------------

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ITEM 2.  DISPOSITION OF ASSETS

         In February 1995, Daniel Industries, Inc. ("Daniel") announced that its Board of Directors approved and adopted a restructuring plan to improve Daniel's overall profitability through a greater focus on high margin and market leading product lines, and cost reductions in overhead and direct expenses.

         As part of the restructuring plan, Daniel announced its intention to divest identified non-core product lines. On November 28, 1995, the net assets of the fastener subsidiary, Daniel Industrial, Inc., ("Industrial"), were sold to an investor group for $8,200,000 in cash and $9,948,000 in collaterized subordinated notes, discounted to $9,048,000. In the fourth quarter of fiscal 1995, Daniel recorded a pretax charge of $10,587,000 related to the divestitures of non-core assets, primarily the fastener business.

ITEM 7.  FINANCIAL STATEMENTS

         The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1995, is based on historical financial statements, adjusted to give effect to the divestiture of the fastener business as if it had occurred on September 30, 1994. The unaudited Pro Forma Consolidated Statement of Operations for the nine months ended June 30, 1996 was not prepared due to immateriality of Industrial amounts. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto. The unaudited pro forma financial information is not necessarily indicative of the results that would have been attained had the divestiture occurred in an earlier period.
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                            DANIEL INDUSTRIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                               Daniel       Industrial(1)   Adjustments    Pro Forma
                                               -------      -------------   -----------    ----------
Revenues                                      $ 168,560       $(27,746)                      $140,814
                                              ---------       --------                       --------

Costs and expenses:
    Cost of goods sold                          109,588        (20,549)                        89,039
    Selling, general and
        administrative expense                   51,171         (4,317)                        46,854
    Restructuring and other
        charges                                  12,330                                        12,330
    Losses on divestitures                       11,958         (9,528)                         2,430
    Interest expense                              2,028                                         2,028
                                              ---------       --------                       --------
                                                187,075        (34,394)                       152,681
                                              ---------       --------                       --------
Income (loss) before
    income tax expense (benefit)                (18,515)         6,648                        (11,867)


Income tax expense (benefit) (2)                 (5,723)         2,021                         (3,702)
                                              ---------       --------                       --------

Net income (loss)                              $(12,792)      $  4,627                      $  (8,165)
                                               ========       ========                      =========

Loss per common share (3)                      $  (1.06)                                    $    (.68)
                                               ========                                     =========
Average number of shares
    outstanding                                  12,048                                        12,048
                                               ========                                     =========


     See accompanying notes to Pro Forma Consolidated Financial Statements
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                            DANIEL INDUSTRIES, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1) Reflects the divestiture of the net assets of the fastener business in November 1995. (See "Item 2. Disposition of Assets".)

(2) The provision (benefit) for income taxes is based on the Company's historical effective tax rate for the year ended September 30, 1995.

(3) Loss per common share is computed on the average number of shares outstanding.





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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 DANIEL INDUSTRIES, INC.
                                      ------------------------------------------


Date    October 7, 1996               By
    -----------------------------       ----------------------------------------
                                                 James M. Tidwell
                                                Vice President, Finance
                                              and Chief Financial Officer